Exhibit 10.3

AIRCRAFT MORTGAGE

AND SECURITY AGREEMENT

between

MARTIN AVIATION, INC.

and

WILLIAM LYON HOMES, INC.

dated as of September 9, 2009

Aircraft:

Gulfstream G-IV, Serial Number 1140

Registration Number: N77WL

Engines: Rolls-Royce

Model: Tay MK 611-8

Serial Numbers: 16388 and 16387

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

THIS AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (“Mortgage”) dated as of the 9th day of September, 2009, between MARTIN AVIATION, INC., a corporation formed under the laws of the State of California, having its headquarters at 19300 Ike Jones Road, Santa Ana, California 92707 (“Mortgagor”), and WILLIAM LYON HOMES, INC., a corporation formed under the laws of the State of California, having its headquarters at 4490 Von Karman, Newport Beach, California 92660 (“Lender”).

W I T N E S S E T H :

WHEREAS, Mortgagor has purchased the Aircraft, the Parts, the Engines and their components and attachments and has executed that certain Secured Promissory Note dated as of September 9, 2009 (the “Note”) to Lender pursuant to which Mortgagor has assumed indebtedness owed to Lender by Presley CMR, Inc., a California corporation (“Presley CMR”), the seller of the Aircraft, as payment of a portion of the purchase price; and

WHEREAS, Lender and Mortgagor wish that the payment of all amounts due under the Note be secured by a security interest as herein provided;

NOW, THEREFORE, the parties hereto agree and declare as follows:

For and in consideration of the premises hereof and to secure (i) the performance of all Secured Obligations (as defined below), and (ii) payment of all amounts due under the Note, Mortgagor does hereby mortgage, hypothecate, pledge, confirm and grant a security interest in, lien upon and right of set-off against, the property described in Granting Clauses I and II, whether now owned or hereafter acquired (which property, including all property hereafter specifically subjected to this Mortgage and any other agreement supplemented hereto, is referred to herein as the “Mortgaged Property”), forever with power of sale, to Lender, its successors and assigns:

GRANTING CLAUSE I

All right, title and interest of Mortgagor in and to the Aircraft, the Parts, the Engines (as defined below) and their components and attachments, and all manuals and log books and other documentation relating thereto as defined in the Aircraft Purchase and Sale Agreement between Presley CMR and Mortgagor dated September 3, 2009 (the “Purchase Agreement”).

GRANTING CLAUSE II

All proceeds of insurance from any loss of, or damage to, any properties mentioned or referred to in Granting Clause I and any other proceeds of any kind resulting from any Event of Loss (as defined below) with respect thereto (other than insurance proceeds payable to or for the benefit of Mortgagor as owner trustee or in its individual capacity).

TO HAVE AND TO HOLD, the Mortgaged Property under and subject to the terms and conditions set forth herein, for the benefit and security of all Secured Obligations and of all and singular the present and future holders thereof and to secure the payment and performance of the Secured Obligations, ratably and without any preference, distinction or priority as to lien or otherwise of any such Secured Obligations over any other Secured Obligation by reason of the difference in time of the actual making, issue, delivery, incurrence or sale of the respective Secured Obligations or for any other reason whatsoever, except as herein otherwise expressly provided or referred to, and so that each and every Secured Obligation, whether outstanding on the date of this Mortgage or hereafter issued and delivered or incurred shall have the same lien and security, and so that each and every such Secured Obligation shall be equally and proportionately secured hereby as if it had been made, issued, delivered and incurred simultaneously with the execution and delivery of this Mortgage.

PROVIDED, HOWEVER, these grants are upon the condition that, unless and until an Event of Default has occurred and is continuing, neither Lender nor its successors or assigns shall disturb Mortgagor’s possession and use of the Aircraft, Engines, Parts or other property constituting all or part of the Mortgaged Property, subject to the further covenants, conditions, uses and trusts, and except as specifically set forth herein; and

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto that the Mortgaged Property is to be held and applied on the further covenants, conditions, uses and trusts set forth herein:

ARTICLE I - DEFINITIONS

1.1 Defined Terms. As used in this Mortgage, except as otherwise indicated herein, the following terms shall have the meanings set forth below or in the location indicated:

(a) “Aircraft” shall mean the Gulfstream G-IV, Serial No. 1140, FAA Registration No. N77WL, together with all Engines and all Parts.

(c) “Engine” shall mean those certain two Rolls-Royce Model Tay MK 611-8, Serial No. 16388 and Serial No. 16387, and any replacement Engine purchased in accordance with Paragraph 3.3(b) of this Mortgage.

(d) “Event of Default” shall have the meaning given to it pursuant to Paragraph 4.1 of this Mortgage.

(e) “Event of Loss” with respect to the Aircraft or any Engine shall mean any of the following events:

(i) loss of the Aircraft or any Engine or the use thereof due to destruction, damage beyond repair or rendition of such Aircraft or Engine permanently unfit for normal use from any reason whatsoever;

(ii) any damage to the Aircraft or Engine (including those requiring the completion of an FAA Form 337, “Major Repair And Alteration Statement”) which results in an insurance settlement with respect to such Aircraft or Engine on the basis of total loss;

(iii) the theft, disappearance, condemnation, confiscation, attachment, sequestration, distraint or seizure of, or requisition of title to or use or possession of, such Aircraft or Engine for a period of sixty (60) consecutive days; or

(iv) the operation or location of the Aircraft, while under condemnation, confiscation, seizure, requisition or otherwise in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the provisions of this Mortgage or of the Purchase Agreement.

(f) “FAA” shall mean the United States Federal Aviation Administration, or the agency or official of the United States of America at the time administering the functions of the Federal Aviation Administration with respect to the regulation of aircraft.

(g) “Federal Aviation Act” shall mean the Federal Aviation Act of 1958, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such Act.

(h) “Insurer’s Certificate” shall mean a certificate of a Qualified Insurance Broker.

(i) “Mortgage” shall mean this Aircraft Mortgage and Security Agreement, as it from time to time may be supplemented or amended by any other supplements or amendments executed by and between Mortgagor and Lender.

(j) “Mortgaged Property” shall have the meaning specified in the paragraph of introduction immediately preceding the Granting Clauses of this Mortgage.

(k) “Note” shall mean the “Note” as defined in the Purchase Agreement.

(l) “Parts” shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (but excluding complete Engines), so long as the same shall be (i) incorporated or installed in or attached to the Aircraft or any Engine, or (ii) otherwise subject to this Mortgage.

(m) “Person” shall mean an individual, a corporation, a limited liability company, a partnership, an unincorporated organization, an association, a joint-stock company, a joint venture, a trust, an estate or a government or any agency or political subdivision thereof.

(n) “Qualified Insurance Broker” shall mean an aircraft insurance broker, designated by Mortgagor and satisfactory to Lender.

(o) “Secured Obligations” shall mean all obligations of Mortgagor under the Purchase Agreement and the Note, and all obligations of Mortgagor under this Mortgage and all future obligations under any loan agreements, promissory notes and other obligations of Mortgagor to Lender or Presley CMR arising from the Purchase Agreement.

Capitalized terms not otherwise defined in this Mortgage shall have the meanings set forth in the Purchase Agreement.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1 Ownership; Priority Lien; No Violation. Subject to Presley CMR’s obligation under the Purchase Agreement to deliver the Aircraft free and clear of all liens, claims, mortgages, interests and encumbrances, Mortgagor represents and warrants that on the date of execution of the Note and this Mortgage and for as long as the Note and this Mortgage shall remain in full force and effect:

(a) The Aircraft and Engines then being subjected to this Mortgage are free and clear of all liens, charges and encumbrances created by Mortgagor or any fractional interest owner taking title from Mortgagor, and Mortgagor, for the purposes of this Mortgage, shall be deemed to be the legal title holder of the Aircraft and Engines;

(b) This Mortgage has been duly executed and delivered by Mortgagor. This Mortgage is enforceable in accordance with its terms against Mortgagor and third parties subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally and to general equity principles; and

(c) Neither the execution and delivery by Mortgagor of this Mortgage nor compliance by Mortgagor with any of the terms and provisions of this Mortgage will, in any way, conflict with, result in any breach of, or constitute a default under, or result in the creation of any lien (other than the lien permitted under this Mortgage) upon any property of Mortgagor under:

(i) any statute, rule or regulation of the United States of America,

(ii) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan, credit agreement or other agreement or instrument to which Mortgagor is a party or by which it or any of its properties may be bound or affected, or

(iii) any order, writ, injunction, decree, judgment, award, determination, direction or demand of any Federal, State, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, which is binding on Mortgagor.

2.2 Insurer’s Certificate. Mortgagor shall deliver to Lender an Insurer’s Certificate as to the due compliance with the insurance provisions of Paragraph 3.4 hereof.

ARTICLE III - COVENANTS OF MORTGAGOR

3.1 Registration, Maintenance and Operation of Aircraft and Engines.

(a) Registration and Insignia.

(i) At or prior to the Closing Date (as defined in the Purchase Agreement), at its own cost and expense, and at all times during the term of this Mortgage, Mortgagor shall cause the Aircraft to be duly registered, in the name of Mortgagor in accordance with the Federal Aviation Act, and the Aircraft shall not be registered under the laws of any other country without the prior written consent of Lender.

(ii) On or before the date of this Mortgage, Mortgagor shall fasten or cause to be fastened and maintained in or on the Aircraft and each Engine, in a prominent location, nameplates identifying the interest of Lender in and to the Aircraft or Engines, as follows:

“PROPERTY OF MARTIN AVIATION, INC. SUBJECT TO A PERFECTED SECURITY INTEREST GRANTED TO WILLIAM LYON HOMES, INC. UNDER AN AIRCRAFT MORTGAGE AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 9, 2009.”

Mortgagor shall not allow the name of any Person other than Lender to be placed on the Aircraft and Engines as a designation that might be interpreted as a lien thereon, provided, that Mortgagor may cause the Aircraft to be lettered and otherwise marked in an appropriate manner for convenience of identification of the interest therein of Mortgagor.

(b) Maintenance. After the Closing Date, and except as may otherwise be agreed in writing by Mortgagor and Lender, Mortgagor, at its own cost and expense during the term of the Purchase Agreement and until full and complete payment of the Note and of all amounts due or to become due under the Purchase Agreement, shall:

(i) make all necessary payments in order to maintain current enrollment of the Engines under any maintenance service plan established by the manufacturer;

(ii) maintain, service, repair, overhaul and test, or cause the same to be done to, the Aircraft and each Engine so as to keep them in as good operating condition as when subjected to the lien hereof, ordinary wear and tear excepted, fully operational, duly certified and in airworthy condition and in at least such condition as may be necessary to:

(A) enable the airworthiness certification of the Aircraft and the Engines by the FAA to be maintained in good standing at all time under the Federal Aviation Act and other applicable laws of the United States of America; and

(B) comply with all regulations of the FAA and any other governmental agency having jurisdiction;

(iii) maintain all records, logs and other materials required by the FAA to be maintained in respect of the Aircraft and the Engines (and in the event the Aircraft and any Engine is repossessed pursuant to Article IV hereof, deliver all such materials pertaining thereto to Lender); and

(iv) promptly furnish to Lender such information as may be required to enable Lender to file any reports required to be filed by Lender with any governmental authority because of its interest in the Mortgaged Property.

(c) Operations. Mortgagor shall not permit the Aircraft and any Engine to be maintained, serviced, repaired, overhauled, tested, used or operated in violation of any law or any rule, regulation or order of any governmental authority having jurisdiction thereover, or in violation of any airworthiness certificate, license or registration relating to the Aircraft or any Engine issued by any such authority, or in violation or breach of any representation or warranty made with respect to obtaining insurance on the Aircraft or any term or condition of such insurance policy.

3.2 Alterations, Modifications and Additions.

(a) Alterations, Modifications and Additions. Mortgagor, at its own cost and expense, shall make such alterations and modifications in and additions to the Aircraft and Engines as may be required from time to time to meet all applicable standards of the Federal Aviation Administration or other governmental authority having jurisdiction over the Aircraft and Engines.

So long as no Event of Default shall have occurred and be continuing, Mortgagor, at its own cost and expense, and from time to time, may make such alterations and modifications in, and additions to, the Aircraft and any Engine as Mortgagor may deem desirable in the proper conduct of its business; provided, that no such alteration, modification or addition shall diminish the value or utility of the Aircraft or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition assuming the Aircraft or such Engine were measured by the value, utility and airworthiness, and in the condition and state of repair required to be maintained by the terms hereof. All Parts incorporated or installed in or attached to or added to the Mortgaged Aircraft or any Mortgaged Engine as the result of any alteration, modification or addition shall conform to the requirements of Paragraph 3.2(a) hereof and, without further act or deed, shall become subject to the lien of this Mortgage.

So long as no Event of Default shall have occurred and be continuing, Mortgagor, at any time, may remove any Part from the Aircraft or Engine if:

(i) such Part is in addition to, and not in replacement of, or substitution for, any Part incorporated or installed in or attached to the Aircraft or any Engine; provided, however, that Mortgagor may replace or substitute any Part if required under Paragraph 3.1 above;

(ii) such Part is not required to be incorporated or installed in, or attached or added to, the Aircraft or such Engine pursuant to the terms of Paragraphs 3.1(b), 3.1(c) or Paragraph 3.2 hereof; and

(iii) such Part can be readily removed from the Aircraft or any Engine without diminishing or impairing the value, utility, condition and airworthiness of the Aircraft or such Engine.

Upon any such removal, such Part shall cease to be a “Part” within the meaning hereof.

(b) Liability of Lender. Lender shall not bear any liability or cost for any alteration, modification or addition, or for any grounding or suspension of certification of the Aircraft or any Engine, or for loss to Mortgagor of any revenue in respect of the Aircraft or any Engine, however arising.

3.3 Event of Loss.

(a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, Mortgagor shall give Lender prompt written notice thereof, stating the circumstances of such Event of Loss. No later than thirty (30) days after the date of such Event of Loss, Mortgagor shall:

(i) repay the outstanding principal balance under the Note and all other Secured Obligations in full, or

(ii) enter into, at the expense of Mortgagor, an agreement in all respects satisfactory to Lender for repair of the Aircraft sufficient to return the Aircraft to the same or better condition as the Aircraft was in prior to the Event of Loss.

(b) Event of Loss with Respect to a Mortgaged Engine. Upon the occurrence of an Event of Loss with respect to an Engine, which Event of Loss does not constitute an Event of Loss with respect to the Aircraft, Mortgagor shall give Lender prompt written notice thereof, stating the circumstances of such Event of Loss. As soon as possible, but no later than thirty (30) days after the date of such Event of Loss, Mortgagor shall:

(i) repay the outstanding principal balance under the Note and all other Secured Obligations in full, or

(ii) enter into, at the expense of Mortgagor, an agreement for the purchase of a new Engine compatible with the Aircraft to replace the Engine which is the subject of such Event of Loss.

Upon delivery of such new Engine pursuant to such agreement, Mortgagor shall cause such new Engine to be installed on the Aircraft and specifically subject such new Engine to the lien hereof, delivering to Lender all documents required or useful in connection therewith.

3.4 Insurance. At or prior to the Closing Date, Mortgagor will carry, at the cost and expense of Mortgagor:

(a) public liability insurance (including, without limitation, passenger legal liability);

(b) property damage insurance (including, without limitation, airport property damage liability and contractual liability); and

(c) all-risk ground and flight aircraft hull insurance (including, without limitation, war risk, hijacking and similar perils insurance).

The amount of such all-risk ground and flight aircraft hull insurance at no time and in no event shall be less than Eight Million Two Hundred Fifty Thousand Dollars U.S. (US$8,250,000.00). In the case of public liability, the amount thereof maintained shall in no event be less than Twenty-Five Million Dollars U.S. (US$25,000,000.00). All insurance required to be maintained by this Paragraph 3.4 shall be maintained in effect with financially sound and reputable insurers satisfactory to Lender and shall be evidenced by one (1) or more policies, each of which shall provide:

(i) in the case of all-risk ground and flight aircraft hull insurance that Lender is designated as a loss payee (but without imposing upon Lender any obligation imposed upon the insured, including, without limitation, the liability to pay the premiums of such policies), and that, in the event of any damage or loss to the Aircraft or any Engine, all payments shall be made to Lender at its address:

WILLIAM LYON HOMES, INC.

4490 Von Karman

Newport Beach, California 92660

(ii) in the case of public liability and property damage insurance, that Lender is an additional named insured (but without imposing upon Lender any obligation, including, without limitation, the liability to pay the premiums for such policies), and that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured (provided that such policies shall operate in the same manner as if there were a separate policy covering each insured);

(iii) that, as against Lender, the insurer waives any rights of subrogation, set-off, counterclaim or any other deduction, whether by attachment or otherwise;

(iv) that, in respect of the interest of Lender in such policy or policies, the insurance shall not be invalidated by any action or inaction of Mortgagor or of any other Person (other than Lender) and shall insure Lender regardless of any breach or violation by Mortgagor or any other Person (other than Lender ) of any warranties, declarations or conditions contained in such policies; and

(v) that, if such insurance is canceled for any reason whatsoever or changes in any material respect in relation to the interest of Lender or is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lender for thirty (30) days after receipt by Lender of written notice by the insurer of such cancellation, change or lapse. All proceeds of insurance policies required to be in effect hereof, if for any reason not paid directly to Lender and if not then required to be paid over by Lender to Mortgagor pursuant to Paragraph 3.6 hereof, shall be deposited by Mortgagor with Lender.

3.5 Location of Aircraft. Mortgagor shall not base the Aircraft in a location outside of the United States of America, and Mortgagor shall not operate or locate the Aircraft or any Engine or permit the Aircraft or any Engine to be operated or located in:

(a) any area or on any route excluded from coverage under the provisions of any insurance policy required by the terms of Paragraph 3.4 above; or

(b) any recognized, or, in Lender’s reasonable judgment, threatened area of hostilities unless fully covered to Lender’s satisfaction by war risk insurance.

3.6 Application of Insurance Proceeds.

(a) Proceeds of insurance received as a result of an Event of Loss with respect to the Aircraft shall be applied by Lender to payment of the Secured Obligations in the manner provided in Paragraph 4.4 hereof.

(b) Proceeds of property damage insurance payable as a result of an Event of Loss shall be held by Lender until Mortgagor shall have entered into the agreement for repair of the Aircraft as required by Paragraph 3.3(a) or purchase of a new engine as required by Paragraph 3.3(b) or the time provided in Paragraph 3.3(a) or Paragraph 3.3(b) therefor shall have expired. Upon placing such an order, such proceeds, upon the request of Mortgagor, shall be applied directly to payment (including any progress payment) for such repair or replacement Engine, provided, that all rights of Mortgagor in, to and under such contract for such repair or the purchase of a replacement Engine shall first have been assigned to Lender in a manner reasonably satisfactory in form and substance to Lender. Unless a Default or Event of Default shall have occurred and be continuing, such proceeds (or balance thereof remaining after payment in full for such repair or such replacement Engine) shall be paid to Mortgagor upon completion of such repair or installation of the replacement Engine on the Aircraft and its subjection to the lien hereof as required by Paragraph 3.3(b) above, and Lender shall immediately apply any proceeds of insurance remaining after completion of and payment for such repair or replacement, then held or thereafter received by Lender, to the payment or prepayment of the Secured Obligations.

(c) Unless a Default or Event of Default shall have occurred and be continuing and except as provided in Paragraph 3.6(d), any proceeds of insurance received as a result of any damage or loss not constituting an Event of Loss shall be held by Lender, or upon the request of Mortgagor, applied by Lender directly to payment (including any progress payment) for any repair or replacement required by the terms hereof. Unless a Default or Event of Default shall have occurred and be continuing, after completion of, and payment for, such repair or replacement, such proceeds, or any excess over the cost of such repair or replacement if such proceeds shall have been applied by Lender to payment for such repair or replacement, shall be forthwith paid over to Mortgagor by Lender.

(d) Unless a Default or Event of Default shall have occurred and be continuing, any proceeds of insurance received as a result of any damage or loss to Parts which Mortgagor is entitled to remove pursuant to Paragraph 3.2(a) above without replacement shall be forthwith paid over to Mortgagor by Lender.

(e) Proceeds of insurance received by Lender on account of damage or loss to any Mortgaged Property and not applied to payment of the Secured Obligations, shall be forthwith paid over by Lender to Mortgagor upon payment in full of the Secured Obligations.

3.7 Liens on Mortgaged Property; Taxes.

(a) Mortgagor shall always maintain this Mortgage as a first priority security interest and lien upon the Mortgaged Property. Mortgagor shall not directly or indirectly create, assume or permit, or suffer to be created and to exist, any lien, charge or encumbrance on or with respect to any Mortgaged Property, title thereto or any interest therein. Mortgagor shall promptly, at its own cost and expense, take such action as may be necessary to duly discharge any lien, charge or encumbrance on or with respect to any Mortgaged Property, title thereto or any interest therein.

(b) Mortgagor shall pay and indemnify Lender for, and hold Lender harmless from and against, all income (other than Lender’s income), franchise, gross receipts, rental, sales, use, excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use or other taxes, levies, imposts, duties, charges, fees or withholdings of any nature, together with any penalties, fines or interest thereon (the “Tax(es)”) arising out of transactions contemplated by this Mortgage and imposed against Lender, Mortgagor or the Aircraft, or any part thereof, by the United States of America, any foreign government, any state, municipal or local subdivision, any agency or instrumentality thereof or any taxing authority upon or with respect to the Aircraft, or any part thereof, or upon the ownership, delivery, leasing, possession, use, operation, return, transfer or release thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Mortgage. If a claim is made against Lender for any Tax that is subject to indemnification hereunder, Lender shall notify Mortgagor promptly within thirty (30) days after Mortgagor’s receipt of such written notice, and Mortgagor will pay such Tax promptly and in no event later than thirty (30) days after such notice; provided, however, that if Mortgagor elects to contest or assume the defense as therein described and provided that Mortgagor can testify such Tax would not subject the Aircraft to risk of seizure, and Mortgagor so contests or defends in a timely manner and within the legal delays allowed to do so, Mortgagor’s obligation to pay or reimburse shall, if applicable laws allow, be postponed until a settlement of the matter or a decision is rendered on the defense or contestation. Mortgagor’s contestation or defense shall be at Mortgagor’s sole cost and expense. If the governmental authority or agency seeking to collect requires any payment to be made or any security assurance or guarantee to be furnished as a condition of contestation or defense, Mortgagor shall pay or furnish same or cause the payment or furnishing thereof. In case any report or return is required to be made with respect to any Taxes, Mortgagor will either (after notice to Lender) make such report or return in such manner as will show the ownership of the Aircraft in Mortgagor and send a copy of such report or return to Lender or will notify Lender of such requirement and make such report or return in such manner as shall be satisfactory to Lender. Lender agrees to cooperate fully with Mortgagor in the preparation of any such report or return.

3.8 Further Assurances. Mortgagor, from time to time, shall perform or execute and deliver, or cause to be performed or executed and delivered, all such further and other acts, conveyances, transfers, instruments and assurances as may be reasonably appropriate, or as may be requested by Lender, for the better mortgaging, hypothecating, confirming, pledging, granting and perfecting of a lien and security interest unto Lender, in all or in part, of the Mortgaged Property or for facilitating the execution of the lien created by this Mortgage or for securing to Lender the benefit hereof and of the rights and remedies created hereby. Mortgagor, at all times, shall defend and protect the lien of this Mortgage on the Mortgaged Property against the enforcement of all claims, liens, penalties and rights asserted by and all Persons whatsoever.

3.9 Recording and Filing. Without limiting Paragraph 3.8 above, Lender shall cause this Mortgage and any and all additional instruments which shall be executed pursuant to the terms hereof, of the Note or of the Purchase Agreement, so far as permitted by applicable laws and regulations, on and at all times after the date of execution to be kept, and this Mortgage filed and recorded in such places as may be required under applicable law, or as Lender, in its discretion, may reasonably request to perfect and preserve the lien of this Mortgage on all of the Mortgaged Property and to protect the security and the rights and remedies of Lender hereunder. Without limiting the foregoing, Mortgagor shall do, or cause to be done, any and all acts and things as may be reasonably requested by Lender to perfect the lien of this Mortgage pursuant to the Uniform Commercial Code as in effect in any jurisdiction with respect to any portion of the Mortgaged Property subject to the provisions of such Code. Except for the escrow fees described in Section 4.10 of the Purchase Agreement (the payment of which shall be shared equally by Mortgagor and Presley CMR), Mortgagor shall bear the entire cost and expense of all actions required to be taken pursuant to Paragraph 3.8 and 3.9 hereof.

3.10 Suits to Protect the Mortgaged Property. Lender shall have power to institute and to maintain, at Mortgagor’s cost and expense, such suits and proceedings as Lender may reasonably deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage or to preserve or protect the interests of Lender in the Mortgaged Property, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of Lender.

3.11 Transfer of Mortgaged Property. Mortgagor shall not, directly or indirectly, sell, convey, assign, further encumber, transfer, alienate or otherwise dispose of (any of the foregoing actions shall be referred to as a “Transfer”) the Mortgaged Property, or any portion thereof, without the prior written consent of Lender. If Mortgagor Transfers the Mortgaged Property without the prior written consent of Lender, Lender may, at it its option, declare immediately due and payable the entire unpaid principal balance of the Note secured hereby together with all accrued interest thereon.

ARTICLE IV - DEFAULT AND REMEDIES

4.1 Events of Default. If one (1) or more of the following events (each an “Event of Default”) shall occur:

(a) Default shall be made in the payment of any installment of principal, interest or fee due under the Purchase Agreement or the Note, when due and payable, or within any grace period applicable thereto, whether at maturity, by notice of intention to repay or otherwise, or in the payment of any other amount payable hereunder or thereunder when due and payable, and such Default shall not have been cured within a period of five (5) days following written notice from Lender to cure such Default;

(b) Default shall be made in the due observance or performance of any other term, covenant or agreement contained in this Mortgage or in the Purchase Agreement, and such Default shall not have been cured within a period of thirty (30) days following written notice from Lender to cure such Default; provided, however, that if such Default cannot be cured within thirty (30) days it shall not be deemed an Event of Default if Mortgagor has commenced such cure within such thirty (30) day period and diligently pursues such cure to completion;

(c) Any representation or warranty made by Mortgagor herein or in the Purchase Agreement or any statement or representation made in any certificate, report or opinion delivered in connection herewith shall prove to have been misleading in any material respect when made; or

(d) Mortgagor fails or becomes unable generally to pay its debts as they come due, makes an assignment for the benefit of creditors, files a petition in bankruptcy or for relief under any bankruptcy or insolvency law, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for Mortgagor or any substantial part of its property, commences any proceeding relating to Mortgagor under any reorganization, arrangement, or readjustment of debt law or statute of any jurisdiction whether now or hereafter in effect, or if there is commenced against Mortgagor any such proceeding which remains undismissed for a period of sixty (60) days or Mortgagor, by any act, indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for Mortgagor or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; then, upon the happening of any of the foregoing Events of Default, the Note and all amounts under the Purchase Agreement shall become and be immediately due and payable, with Mortgagor hereby expressly waiving any presentment, demand, protest or other notice of any kind.

4.2 Rights Against Mortgaged Property.

(a) If an Event of Default shall have occurred and be continuing, then and in every such case, Lender, in addition to all other rights and remedies available hereunder, shall have, at law or in equity or by statute, each of the following rights and remedies, none of which is intended to be exclusive of any other right or remedy, and each of which may be exercised either singly or, to the extent permitted by applicable law, concurrently with any one or more of the other rights or remedies:

(i) To the extent applicable, Lender shall have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Mortgaged Property may be located and, in any case, Lender may immediately, directly or by such agent as it may appoint, without demand of performance and (to the extent permitted by applicable law) without notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Mortgagor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Mortgaged Property. If notice of any sale or other disposition is required by law to be given, Mortgagor hereby agrees that a notice sent at least ten (10) days before the time of any intended public sale or after which any private sale or other disposition of the Mortgaged Property is to be made shall be reasonable notice of such sale or other disposition. Whenever Lender shall demand possession of any of the Mortgaged Property pursuant to this Article IV, Mortgagor, at its own cost and expense, shall deliver, or cause to be delivered, such Mortgaged Property without risk or expense to Lender, to such airport or airports in the United States of America, as shall be designated by Lender or such other place as may be mutually agreed upon by Mortgagor and Lender. In addition, Mortgagor shall provide, without expense to Lender, storage facilities for such Mortgaged Property. At the request of Lender, Mortgagor shall promptly execute and deliver to Lender such instruments or other documents as Lender may deem necessary or advisable to enable Lender or an agent or representative designated by Lender, at such time or times and place or places as Lender may specify, to obtain possession of all or any part of the Mortgaged Property;

(ii) Lender, either after entry or without entry, may proceed by suit or suits, at law or in equity, to foreclose this Mortgage and to sell all or, from time to time, any part of the Mortgaged Property under the judgment or decree of a court of competent jurisdiction;

(iii) Lender may take legal proceedings for the appointment of a receiver or receivers (to which Lender shall be entitled as a matter of right) to take possession of the Mortgaged Property pending the sale thereof pursuant either to the power of sale given in this Paragraph 4.2 or to a judgment, order or decree made in any judicial proceeding or the foreclosure or involving the enforcement of this Mortgage;

(iv) Lender, either directly or by such agent as it may appoint or by means of a receiver appointed by a court therefor, may enter upon the premises of Mortgagor and any other premises where any of the Mortgaged Property may be located, take immediate possession of the Mortgaged Property and exclude Mortgagor and all other Persons therefrom, using all necessary force so to do;

(v) Lender may appoint a trustee to take title to all or part of the Mortgaged Property on behalf of Lender and to exercise on behalf of Lender any or all of its remedies hereunder, and Mortgagor shall execute and deliver all such instruments and documents as Lender may reasonably request in connection therewith; and

(vi) Upon every taking of possession pursuant to this Paragraph 4.2, Lender from time to time may make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Mortgaged Property as Lender may deem proper. In each such case, Lender shall have the right to hold, use operate, store, lease, control or manage the Mortgaged Property, and to exercise all rights and powers of Mortgagor relating to the Mortgaged Property, as Lender shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of any of the Mortgaged Property as Lender may determine.

(b) No delay or omission of Lender in the exercise of any right, power, remedy or privilege conferred hereunder shall impair any such right, power, remedy or privilege or be construed to be a waiver of any Default or Event of Default or acquiescence therein; and every right, power and privilege given by this Mortgage to Lender may be exercised from time to time and as often as may be deemed expedient by Lender. No remedy for the enforcement of the rights of Lender shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies from time to time may be exercised independently or in combination.

4.3 Provisions Regarding Sale. Upon any sale of any of the Mortgaged Property, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceedings, for the foreclosure or involving the enforcement of this Mortgage, to the extent permitted by applicable law:

(i) Lender or its representative may bid for and purchase the property being sold and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its absolute right without further accountability, and, in paying the purchase money therefor, may assign to Mortgagor in lieu of cash all or any part of the Note or other Secured Obligations then outstanding or claims for interest thereon, at par, and the Note, in case the portion thereof as assigned shall be less than the amount due thereon, shall be returned to Lender after being appropriately stamped to show partial payment;

(ii) Lender or its representative may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) Lender or its representative is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and to deregister and export the property, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one (1) or more Person with like power, Mortgagor hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof; but if so requested by Lender or by any purchaser, Mortgagor shall ratify and confirm any such sale or transfer, deregistration or export, by execution and delivering to Lender or to such purchaser all property deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

(iv) All right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of Mortgagor of, in and to the property so sold shall be divested. Such sale shall be a perpetual bar both at law and in equity against Mortgagor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under Mortgagor, its successor or assigns;

(v) The receipt of Lender shall be a sufficient discharge to the purchaser or purchasers at such sale for its or their purchase money, and such purchaser or purchasers and its or their assigns or personal representatives after paying such purchase money and receiving such receipt of Lender shall not be obligated to see to the application of such purchase money or be in anyway answerable for any loss, misapplication or non-application thereof; and

(vi) To the extent it may lawfully do so, Mortgagor agrees that it will not, at any time, insist upon or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws, or any law permitting him to direct the order in which the Mortgaged Property or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Mortgage or the Secured Obligations, and Mortgagor hereby expressly waives all benefit or advantage of any such laws and covenants, and agrees that it will not hinder, delay or impede the execution of any power granted and delegated to Lender in this Mortgage, but will suffer and permit the execution of every such power as though no such laws were in force, except that Mortgagor, in any event, shall have the right, prior to the disposition of any Mortgaged Property or the entering into of a binding commitment therefor, to obtain the release of such Mortgaged Property from the lien hereof and the return to Mortgagor thereof upon payment of the Secured Obligations in full.

4.4 Application of Monies Received by Lender. If an Event of Default shall have occurred and be continuing, any monies collected pursuant to Article IV or otherwise constituting a part of the Mortgaged Property may be held by Lender as Mortgaged Property or, in the discretion of Lender, applied to the payment of the Secured Obligations. When so applied, such monies shall be applied as follows:

FIRST, to the payment of the principal of any Note then due and payable;

SECOND, to the payment of all Secured Obligations other than principal of any Note;

THIRD, to the payment of all cost and expenses incurred in connection with this Mortgage, the Purchase Agreement or any Note;

FOURTH, the balance to be held as additional collateral security for all Secured Obligations not then due and payable; and

FIFTH, after all Secured Obligations shall have been paid in full, the balance (if any) to be paid over to Mortgagor.

If, after application of all proceeds of the Mortgaged Property, any Secured Obligation shall remain unpaid, Mortgagor (subject to the limitations of Paragraph 6.9 hereof) shall remain liable thereon for the deficiency, and Lender shall preserve its right to assert claims for the deficiency against Borrower under the Purchase Agreement and the Note.

4.5 Waiver of Defaults. By written notice to Mortgagor, Lender may waive any default hereunder and its consequences. Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE V - SATISFACTION AND DISCHARGE

5.1 Discharge. When the principal amount of any Note, together with interest thereon and all Secured Obligations shall have been finally and fully paid, then this Mortgage shall terminate and cease to exist. Thereupon Lender shall discharge this Mortgage and Lender shall execute and deliver to Mortgagor, at Mortgagor’s cost and expense, such instruments in writing as may be requested by Mortgagor to evidence such cancellation and discharge.

ARTICLE VI - MISCELLANEOUS

6.1 Severability. If any provision of this Mortgage shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions hereunder contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one (1) or more phrases, sentences, clauses, Sections or Articles in this Mortgage shall not affect the remaining portions of this Mortgage or any part hereof.

6.2 Counterparts. This Mortgage may be executed in several counterparts and by the parties hereto on separate counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

6.3 Amendments. Any amendment hereto shall be in writing and shall be signed by Mortgagor and Lender.

6.4 Indemnification by Mortgagor; Expenses.

(a) Mortgagor shall indemnify, reimburse and hold Lender and its officers, directors, employees and agents harmless from and against any and all claims, demands, causes of action, suits or judgments and any and all costs and expenses of any nature (including, without limitation, reasonable fees and expenses of legal counsel), for or on account of injury to or death of persons (including employees and agents of Mortgagor or Lender), property damage and any other liability which is the proximate result of:

(i) the ownership, possession, control, management, maintenance, condition, storage, use or operation of all or part of the Mortgaged Property by Mortgagor or any bailee, transferee or lessee of Mortgagor, or

(ii) any failure on the part of Mortgagor to perform or comply with any of the terms hereof (including, without limitation, any failure by Mortgagor to effect or maintain any insurance required to be effected or maintained pursuant to the provisions of Paragraph 3.4 hereof ).

If Lender shall receive knowledge of any claim or liability hereby indemnified against, Lender shall give prompt notice thereof to Mortgagor. The obligation contained in this Paragraph 6.4 shall continue in full force and effect notwithstanding the full payment of the Note and all amounts due under the Purchase Agreement or hereunder and notwithstanding the discharge hereof pursuant to Paragraph 5.1 hereof or otherwise.

(b) Mortgagor shall be responsible for, and shall pay, all fees and expenses incurred by Lender (including the reasonable fees and expenses of its legal counsel) in connection with the enforcement of, or the exercise of any right or remedy of Lender under, this Mortgage or any amendment or supplement hereto.

6.5 Acknowledgment of Receipt of Copy of Mortgage. Mortgagor hereby acknowledges and certifies that a full, complete, correct and exact copy of this Mortgage has been delivered to and received by Mortgagor on the date of its execution.

6.6 Assignment. Lender may assign all or any part of its rights in this Mortgage at any time. This Mortgage shall inure to the benefit of Lender, its successors in interest and assigns. This Mortgage may not be assigned by Mortgagor without the written consent of Lender.

6.7 Notice. Any notice or other communication required or permitted under this Mortgage or necessary or convenient in connection with this Mortgage shall be sent by facsimile to the respective facsimile numbers noted below, and shall be deemed duly given the next business day following the date upon which such notice is sent. If not conveniently transmitted by facsimile, notice shall be sent by registered or certified mail, return receipt requested, or by international courier delivery service, and shall be deemed duly given upon actual receipt and shall be addressed as follows:

If to Lender:	William Lyon Homes, Inc. 4490 Von Karman Newport Beach, California 92660 Attention: General William Lyon Facsimile: 949-252-2525

If to Mortgagor	Martin Aviation, Inc. 19300 Ike Jones Road Santa Ana, California 92707 Attention: Patrick Kenna Facsimile: 714-957-0058

or to such address or addressee as either party from time to time shall designate by written notice to the other.

6.8 Applicable Law. This Mortgage and the Note shall be governed by, and construed in accordance with, the laws of the State of California; provided, that the parties hereto shall be entitled to all rights conferred by the Federal Aviation Act.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Mortgage and Security Agreement to be duly executed and delivered in Newport Beach, California, as of the date and year first above written.

MARTIN AVIATION, INC.

By:	/s/ Patrick Kenna
Name:	Patrick Kenna
Title:	President

STATE OF CALIFORNIA	)
		)	SS:
COUNTY OF ORANGE	)

On August 31, 2009 before me, Barbara Caton, Notary Public, personally appeared Patrick Kenna who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Barbara Caton
Notary Public

WILLIAM LYON HOMES, INC.

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Title:	Chief Financial Officer, Vice President and Corporate Secretary

STATE OF CALIFORNIA	)
		)	SS:
COUNTY OF ORANGE	)

On September 3, 2009 before me, Brenda G. Roberge, personally appeared Colin T. Severn, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Brenda G. Roberge
Notary Public